Employment Agreement

Party A: Zhongpin Inc.
Party B (signature): Wang Feng
Signing Spot: /s/ Wang Feng
Signing Date: 2008-11-18

Whereas Party B’s probation term from Aug 18th, 2008 to Nov 18th, 2008 expires and his eligibility within probation term, under the principle of equality, freewill, mutual trust and friendly consultations, both Party A and Party B agree to reach the following agreement, according to the related laws and regulations in China.

Item One The agreement’s term is 3 years, starting from Aug, 18th, 2008 to Aug, 18th, 2011.

Item Two Working Scope

Party B shall be hired as company’s Vice President, Chief Financial Officer and Financial Controller according to Party A’s operational demand. Party B shall complete tasks that he should be charged of based on his working responsibility. During the agreement term, Party A owns the right to adjust Party B’s working responsibilities in accordance to its requirement.

Item Three Working Condition

Party A shall endow Party B with a corresponding authority to fulfill tasks. Within working period, Party B has the right to access training programs, participate management, earn honor and material incentives. Party B shall comply with all rules and stipulations of Party A, and shall be responsible for assigned property by Party A.

Item Four Compensation

The compensation standard according to both Parties’ negotiation: $120,000 per year (exchange rate 1: 6.8), whereas individual income tax shall be responsible by Party B. Option grants shall be negotiated by both Parties in another agreement. Compensation payment shall be executed on the basis of “Salary Management System for Staff” and “Performance Management System for Staff”

Item Five Confidential Agreement

Party B shall take confidential liability and obligation within his working term and after resignation. Specific requirement shall be referred to “Stipulations on Strengthen Company’s Commercial Secret Protection” in accordance with “Code of Business Conduct and Ethics”.

Item Six Modifications, revocation and termination of agreement shall be executed according to relevant laws and regulations. Within agreements term, in the event that Party B asks for resignation, Party B shall notify Party A at least 3 months in advance.

Item Seven With the expiration of the agreement, the Agreement can be extend with the consent of both Parties.

Item Eight This agreement shall be effective with both Parties’ signatures or seals attached hereunder.

Item Nine This agreement is in duplicate, Party A and Party B shall keep one for each.

Party A: Zhongpin Inc.
Adress: 21 Changshe Road,
Changge City, Henan Province
Representative’s Signature of Party A: /s/ Xianfu Zhu

Party B (signature): /s/ Wang Feng
ID No.:

Agreement Date: Nov 18th, 2008